UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 21, 2009

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-72097	74-2897368
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida	33913
(Address of principal executive offices)	(Zip Code)

(239) 768-0600
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 28, 2009, NeoGenomics, Inc. (the “Company”) issued a press release reporting its results for its second fiscal quarter ended June 30, 2009.  The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2009, the Board of Directors of the Company appointed Grant Carlson, age 50, to the position of Vice President of Sales and Marketing.

Mr. Carlson had previously served as a consultant to the Company since December 2008.  Mr. Carlson served as the President and Chief Executive Officer of Calgenex Corporation, a nutraceutical company which he co-founded, from March 2006 to June 2008.  From April 2004 to February 2006, Mr. Carlson served as President and Chief Operating Officer of Nanobac Pharmaceuticals Incorporated, a pharmaceutical and diagnostic company.  Mr. Carlson served as Vice President, Marketing and Business Development of Agilix Corporation, a functional genomics company, from April 2001 to April 2004.  From January 1989 to April 2001, Mr. Carlson was employed by Dianon Systems, Inc., an anatomic pathology laboratory, lastly in the position of Vice President, Marketing & Business Development.  Mr. Carlson received a B.S. degree in Kinesiology from the University of California, Los Angeles.

The Company and Mr. Carlson are parties to an offer letter dated July 22, 2009 (the “Offer Letter”).  The Offer Letter provides for a four (4) year term, which is terminable upon written notice by either party.  The Offer Letter also provides for an initial base salary of $200,000 per year and provides that Mr. Carlson is eligible to receive an incentive bonus targeted at 30% of his base salary based on the achievement of certain goals.  Mr. Carlson is entitled to participate in all medical and other benefits that the Company has established for its employees.  Mr. Carlson also is entitled to an automobile allowance of $700 per month (plus reimbursement for work-related gas expenses) and reimbursement for personal telephone and cell phone use at a rate of $250 per month.  Mr. Carlson is also eligible for four (4) weeks of paid time off per year.  Mr. Carlson is also eligible for up to $20,000 of relocation assistance pursuant to a separate relocation agreement with the Company.

The Offer Letter also contemplates the grant of a stock option to Mr. Carlson to purchase up to 150,000 shares of the Company’s common stock at an exercise price equivalent to the closing price per share at which the Company’s stock was quoted on July 21, 2009.  So long as Mr. Carlson remains employed by the Company, such option will have a five-year term and will be subject to time and performance based vesting.  If Mr. Carlson resigns prior to July 21, 2010, he will forfeit the options.

If the Company terminates Mr. Carlson without cause then the Company will continue to pay Mr. Carlson’s base salary and maintain his employee benefits for a period of six (6) months.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

10.1	Offer letter dated July 22, 2009 between NeoGenomics, Inc. and Grant Carlson

99.1	Press Release of NeoGenomics, Inc. dated July 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/Jerome J. Dvonch
Jerome J. Dvonch
Principal Accounting Officer

Date: July 29, 2009

Exhibit Index

Exhibit No.	Description

10.1	Offer letter dated July 22, 2009 between NeoGenomics, Inc. and Grant Carlson

99.1	Press Release of NeoGenomics, Inc. dated July 28, 2009